UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

HOME SOLUTIONS OF AMERICA, INC.
_______________________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, June 16, 2006, at  9:00 a.m.
Corporate Headquarters of
Home Solutions of America, Inc.
1500 Dragon Street, Suite B
Dallas, Texas 75207

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Stockholders (the "Annual Meeting") of Home Solutions of America, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Friday, June 16, 2006, at Home Solutions' corporate headquarters located at 1500 Dragon Street, Suite B, Dallas, Texas.  At the meeting, we will ask you to:

  re-elect our current five directors, Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr. and Patrick A. McGeeney to serve as directors until the next annual meeting of stockholders or until their successors, if any, are duly elected and qualified;

  amend the Company's 2001 Stock Plan to increase the shares of common stock available for grant under the plan from 4,000,000 to 6,500,000 shares;

  amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares;

  ratify the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2006;  and vote on any other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 2, 2006, will be entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting.  A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting.  The list will also be available for the examination by any stockholder of record present at the Annual Meeting.

Stockholders will need to register at the Annual Meeting in order to attend. You will need proof of your identity and proof of ownership of shares of our common stock as of May 2, 2006 in order to register.  If your shares are not registered in your name, you will need to bring to the Annual Meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership of our common stock as of May 2, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date, and return the enclosed proxy card (or contact your broker to vote your shares if your shares are held in street name) whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors

/s/ Rick J. O'Brien

Rick J. O'Brien
President, Chief Operating Officer and Corporate Secretary

Dallas, Texas
May __, 2006

Home Solutions of America, Inc.
1500 Dragon Street, Suite B
Dallas, Texas 75207
(214) 623-8446

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, JUNE 16, 2006

The Board of Directors of Home Solutions of America, Inc., a Delaware corporation ("Home Solutions" or the "Company"), is soliciting proxies for use at the 2006 Annual Meeting of Stockholders of Home Solutions and any adjournments of that meeting.

Home Solutions first sent this proxy statement and the accompanying form of proxy to stockholders on or about May __, 2006.

At the annual meeting, we will ask you to:

  re-elect our current five directors, Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr. and Patrick A. McGeeney to serve as directors until the next annual meeting of stockholders or until their successors, if any, are duly elected and qualified;

  amend the Company's 2001 Stock Plan to increase the shares of common stock available for grant under the plan from 4,000,000 to 6,500,000 shares;

  amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares;

  ratify the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2006;  and vote on any other business as may properly come before the meeting or any adjournment thereof.

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I.  INFORMATION ABOUT VOTING

Proxy Voting.  Your vote is important.  Because proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Home Solutions' common stock, a failure to vote will have the same effect as a vote "against" this proposal.  Accordingly, whether or not you plan to attend the special meeting of stockholders, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope.  If your shares are held in "street name", you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.  If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

Record Date.  The record date for the Annual Meeting is the close of business on May 2, 2006 (the "Record Date").  Only holders of our common stock on the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.   If you were a holder of record on the Record Date of Home Solutions' common stock, you can vote at the Annual Meeting on the election of directors and on the other proposals contained in this Proxy Statement.

Voting Stock.  The only class of stock entitled to be voted at the Annual Meeting is common stock.  Holders of common stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.  As of the close of business on the Record Date, there were _________ shares of common stock outstanding, all of which are entitled to vote.

How to Vote.  You may vote in the following ways:

1.                   You can vote by signing and returning the enclosed proxy card.

2.                   You can come to the Annual Meeting and cast your vote; provided, however, if you hold your shares through a broker, bank or other nominee, you must request a legal proxy from your broker, bank or nominee in order to vote your shares at the Annual Meeting.

3.                   If your shares are held in "street" name by your brokerage firm, you can contact your brokerage firm and request your broker to vote your shares through the electronic ADP system-your brokerage firm will know how to do this.

Use of Proxies.  All shares of Home Solutions common stock represented by properly executed proxies received before or at the Annual Meeting (and which are not revoked) will be voted as indicated in those proxies.  If no instructions are indicated on a returned proxy, the proxy will be voted "FOR" the Board nominees named herein, and "FOR" Proposals 2, 3, 4 and 5.

            Revoking a Proxy.  You may revoke your proxy at any time before it is exercised.  You can revoke a proxy by sending a written notice of revocation to the Corporate Secretary of Home Solutions, delivering a properly executed, later-dated proxy, or attending the Annual Meeting and voting in person.

The Quorum Requirement.  In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of common stock must be represented at the Annual Meeting, either in person or by proxy.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from the beneficial owner of the shares or does not have the authority to vote on the beneficial owner's behalf.

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If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.  An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Voting by Street Name Holders.  If you own shares held in "street name" by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.  If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as broker "non-votes").

            Required Vote.  Each of the five directors is elected (Proposal 1) by a plurality vote of the holders of shares of common stock present in person or represented by proxy at the meeting.  The approval of an amendment to the Company's 2001 Stock Plan (Proposal 2) and ratification of Corbin & Company, LLP as Home Solutions' independent public accountants for 2006 (Proposal 4), each requires the affirmative vote of a majority of the voting power represented by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on such matters.  The approval of an amendment to the Company's Restated Certificate of Incorporation (Proposal 3) requires the majority of the voting power represented by the Company's outstanding common stock.  Abstentions have the effect of a "no" vote on all matters other than the election of directors, with respect to which abstentions will have no effect.  Broker non-votes will have no effect on the proposals, except that broker non-votes will have the effect of a vote against the proposal to amend the Company's Restated Certificate of Incorporation (Proposal 3).

Generally, any other action coming before the Annual Meeting would require the affirmative vote of a majority of the voting power represented by shares of common stock present in person or represented by proxy and entitled to vote on such action at the Annual Meeting.

            Other Matters.  We do not now know of any other matters to come before the Annual Meeting. If the stockholders are asked to approve other matters at the Annual Meeting, proxy holders will vote the shares represented by the proxies in their best judgment.

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II. PROPOSALS

1.         ELECTION OF DIRECTORS

            Home Solutions' Board of Directors currently consists of five directors.  The term for Home Solutions' directors is one year, and each director elected at the Annual Meeting will serve until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified.  The nominees for director this year are our current five directors, Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr. and Patrick  A. McGeeney.

            Directors are elected by a plurality of the votes properly cast in person or by proxy.  The five nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board's five nominees.  Each of the nominees has confirmed that he will be able and willing to continue serving as director.  If any nominee is not available, the shares represented by the proxies may be voted at the Annual Meeting for another person nominated by the then-current Board to fill the vacancy.  Information about each of the nominees is set forth below.

            Michael S. Chadwick, age 54, has served as a director of the Company since January 2003.  Mr. Chadwick is a Senior Vice President and Managing Director of Sanders Morris Harris, Inc., an investment banking firm based in Houston, Texas, and has been active in the commercial banking and investment banking fields since 1975.  Prior to joining SMH in 1994, Mr. Chadwick was President and Principal of Chadwick, Chambers & Associates, Inc., which he co-founded in 1988.  Mr. Chadwick holds an MBA from Southern Methodist University (1975) and a BA in Economics from the University of Texas at Austin (1974).  Mr. Chadwick also attended the Wharton School of Finance at the University of Pennsylvania (1970-1972).  Mr. Chadwick currently serves as a director of two other public companies:  Landrys Restaurants, Inc. and Blue Dolphin Energy Company.

            Frank J. Fradella, age 50, serves as the Company's Chairman of the Board and Chief Executive Officer.  Mr. Fradella has served as Chairman of the Board since July 2001, as a director since July 2000 and as our Chief Executive Officer since September 2003. Mr. Fradella also previously served as our President from December 2003 until December 2005, and as our Chief Executive Officer and President from July 2000 to March 2003, and during 1997 and 1998. Mr. Fradella has an extensive background in maintenance, construction, and labor-intensive businesses.  He has been Chairman, CEO, and President of two publicly traded companies, and has held executive positions in two others.

            Willard W. "Kim" Kimbrell, age 64, has served as a director of the Company since April 2003.  Mr. Kimbrell is the founding partner of Third Coast Architects, a residential and commercial architectural firm based in Houston, Texas, and has served as its Sole Proprietor since 1986. Mr. Kimbrell graduated from the University of Oklahoma with a Bachelor of Architecture degree, and he is a registered architect in over a dozen states and a licensed interior designer in the state of Texas.

            Charles P. McCusker, Jr., age 36, has served as a director of the Company since December 2005.  Mr. McCusker is a managing partner of Patriot Capital, a private equity investment fund that focuses its investment strategy on emerging and profitable business and consumer service companies.  Prior to co-founding Patriot Capital in 2003, Mr. McCusker held multiple senior executive positions with the ServiceMaster Company, including Division President of a joint venture with Kleiner Perkins and General Partner of ServiceMaster's Venture Capital and Private Equity Fund.  Mr. McCusker has served on the board of another public company and currently serves on the board of several privately-held companies.  Mr. McCusker graduated from Virginia Tech with a B.S in Mechanical Engineering and received his MBA from the University of Chicago.

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            Patrick A. McGeeney, age 56, has served as a director of the Company since November 2005. From May 2005 to present, he has served as the CEO of MBI Financial, Inc.  From 2001 to 2005, Mr. McGeeney served as CEO of Availent Financial, the parent owner of Availent Mortgage (AM), which was a ten state mortgage operation that specialized in mortgage joint venture for real estate agencies and homebuilders.  Prior to Availent, Mr. McGeeney was with REALTEC Real Estate Corporation where he served as COO.  REALTEC was a pioneer real estate franchise that developed the concept of providing real estate agencies the opportunity to participate in the joint venture mortgage operations requirements for this endeavor.  Mr. McGeeney started this operation and developed its national program into 12 states with regional sales operations.  Mr. McGeeney graduated from Southern Methodist University and did graduate work at Our Lady of the Lake University in San Antonio, Texas.  He currently serves on the Associate Board of the SMU Cox School of Business in Dallas, Texas.

            The Board of Directors recommends a vote FOR the election of Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr. and Patrick  A. McGeeney as directors of the Company.

None of the nominees have any family relationship with each other or any officer or director of the Company.  None of the nominees other than Mr. Chadwick holds directorships in other reporting companies.  None of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person, except only the directors and executive officers of the Company acting solely as such.

2.         AMENDMENT TO 2001 STOCK PLAN

The Board of Directors has recommended that the stockholders approve an amendment to Home Solutions' 2001 Stock Plan (the "2001 Plan") in order to increase the number of shares of common stock that may be granted under the 2001 Plan from 4,000,000 to 6,500,000.  As of April 25, 2006 we had 598,312 shares of common stock available for grant under the 2001 Plan, and 1,037,811 shares available for grant under the Company's 1998 Stock Option Plan.  Our board believes that the increase in shares available for grant under the 2001 Plan will allow Home Solutions' to continue using awards of stock options and restricted stock to motivate key employees, directors, and consultants, and to align the interests of such persons with the interests of our stockholders.

The board of directors of the corporate predecessor to the Company adopted the U.S. Industrial Services, Inc. 2001 Stock Plan, effective July 9, 2001 (the "Effective Date"), subject to the approval of its stockholders.  In 2001, a group of stockholders including our Chief Executive Officer purchased a majority of the outstanding shares of common stock of its corporate predecessor.  In connection with the change in control, the Company continues to maintain the plan, which is currently known as the "Home Solutions, Inc. 2001 Stock Plan" (the "Stock Plan").  The Stock Plan is an unfunded plan which provides for the granting of incentive stock options, non-qualified stock options, and stock purchase rights (collectively, "Awards") to officers, directors and employees of the Company or a subsidiary, as well as to consultants that perform services for the Company or a subsidiary.  The Board believes that the Stock Plan strengthens the Company's ability to attract, retain, and reward executives, employees, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company, strengthening the mutuality of interests between such persons and the Company's stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.  The Stock Plan initially provided for a reserve of 2,000,000 shares that could be issued in connection with Awards granted under the Stock Plan, which was amended effective June 17, 2005  to increase the share reserve to 4,000,000 shares.  As of April 25, 2006, 598,312 shares of the 4,000,000 share reserve were available under the Stock Plan.  The Board proposes to increase the share reserve from the current shares amount of 4,000,000 shares to 6,500,000 shares.

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            Currently, the Company maintains the Home Solutions, Inc. 1998 Stock Option Plan (the "Option Plan"), which permits awards of incentive stock options and non-qualified stock options to officers, directors and employees of the Company or a subsidiary, as well as to consultants that perform services for the Company or a subsidiary; however, the Option Plan does not permit the granting of stock purchase rights.  Thus, the Stock Plan provides for a greater variety of awards than does the Option Plan.  Currently, 1,037,811 shares remain available for grant to eligible individuals under the Option Plan.  The Company intends to retire the Option Plan after its share reserve is exhausted.

Summary of the Stock Plan

The following is a summary of the principal features of the Stock Plan, together with the applicable tax implications.  This summary, however, does not purport to be a complete description of all provisions of the Stock Plan.  The following description is qualified in its entirety by reference to the Stock Plan, a copy of which  is filed as Exhibit B to the Company's Schedule 14C filed with the Securities and Exchange Commission on July 9, 2001 and which is hereby incorporated by reference in this Proxy Statement.

Purpose of the Plan.  In order to attract, retain and motivate employees, officers, directors, consultants and other persons who perform substantial services for or on behalf of the Company or a subsidiary, in July 2001, the Board of Directors of the Company, then named U.S. Industrial Services, Inc., adopted the Stock Plan, subject to stockholder approval, pursuant to which Awards consisting of incentive stock options, non-qualified stock options, and stock purchase rights may be granted to such persons.  In connection with the acquisition of a majority of the outstanding shares of common stock by a group of stockholders including our Chief Executive Officer, the Company continues to maintain the Stock Plan, although it is currently known as the "Home Solutions, Inc. 2001 Stock Plan."

Shares Subject to the Plan.  At its inception, the aggregate number of shares of common stock subject to the Stock Plan was 2,000,000.  The Stock Plan was amended effective June 17, 2005  to increase the share reserve to 4,000,000 shares.  Shares subject to the Stock Plan include authorized and previously unissued shares, as well as previously issued shares that have been reacquired by the Company.  The total number of shares authorized under the Stock Plan will be subject to increase or decrease in order to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of common stock or other similar event, and will be increased proportionately upon any increase in the total number of shares of common stock issued without the Company's receipt of consideration.  If any Award granted under the Stock Plan expires, terminates or is canceled for any reason without having been exercised in full, or if any shares issued in connection with an Award are repurchased by the Company, the corresponding number of shares will again be available for Awards under the Stock Plan.  Awards may be granted under the Stock Plan at any time prior to tenth (10th) anniversary of the Effective Date of the Stock Plan (i.e. July 9, 2011), as long as the total number of shares of common stock which may be issued pursuant to Awards granted does not exceed the limitations of the Stock Plan.

Administration.  The Stock Plan is administered by the Board of Directors, or, at the option of the Board, a committee appointed by the Board (the group responsible for administering the Stock Plan is referred to herein as the "Plan Administrator").  The Plan Administrator is vested with full and final authority to administer and interpret the Stock Plan and to make all determinations necessary or advisable for the administration of the Stock Plan.  Subject to the terms of the Stock Plan, the Plan Administrator will determine who will receive Awards, the time or times at which Awards will be granted, the type of Awards to be granted, the number of shares of common stock covered by each Award, vesting schedules and other limitations on the vesting of the Awards, and such other terms and conditions of each Award as are not inconsistent with the provisions of the Stock Plan.  In addition, the Plan Administrator is authorized to determine the fair market value of the shares subject to the Plan and to institute an option exchange program under which recipients of Awards could exchange outstanding Options for Options with a lower exercise price.  Effective January 1, 2005, the option exchange program is modified to require that all Options received in exchange for previously-issued Options have an exercise price equal to or greater than the fair market value of the Company stock on the date of the exchange.  Fair market value on any date shall be determined by the Plan Administrator, in its sole discretion, on the basis of available prices for shares of the Company's common stock on the American Stock Exchange,  (the "AMEX") or, if not reported on AMEX, the average of the high and low bids, or, in the absence of an established market, any other good faith valuation method.  The closing bid price of the Company's common stock as quoted on AMEX on ______________ was $________ per share.

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            Participation in Plan.  Employees, officers, directors and consultants of the Company who are selected by the Plan Administrator will be eligible for participation in the Stock Plan.  As of December 31, 2005, the Company and it subsidiaries had approximately 483 employees, four of which are officers, four non-employee directors, and a number of consultants, all of which may be eligible for participation in the Stock Plan.

Agreements Evidencing Awards.  Awards will be evidenced by Award Agreements in such form as the Plan Administrator approves and containing such terms and conditions including the substance of the Stock Plan and such other terms and provisions as are not inconsistent with the Stock Plan.  Award Agreements need not be identical.

Description of Options

            Types of Options.  The types of stock options ("Options") that may be granted under the Stock Plan include: (i) options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), and (ii) stock options that do not qualify as Incentive Stock Options ("Nonstatutory Stock Options").  Incentive Stock Options may only be granted to employees; however Nonstatutory Stock Options may be granted to employees, directors or consultants of the Company.  The exercise price per share for common stock subject to an Option will be determined by the Plan Administrator at the date of grant; provided, that the exercise price for any Incentive Stock Option shall not be less than 100% of the fair market value of the common stock at the date of grant, as determined by the Plan Administrator, and if the recipient of the Incentive Stock Option owns more than 10% of the total combined voting power of all classes of stock of the Company and its subsidiaries, as described in Section 422(b)(6) of the Code, the exercise price of any Incentive Stock Option granted to such recipient shall not be less than 110% of the fair market value of the common stock at the date of grant.  For Nonstatutory Stock Options granted and vested before January 1, 2005, the exercise price could not be less than 85% of the fair market value of the common stock on the date of grant. Effective January 1, 2005, the exercise price per share for common stock subject to a Nonstatutory Stock Option shall not be less than 100% of the fair market value of the common stock at the date of grant.

            Payment on Exercise.  No shares of common stock will be issued on the exercise of an Option unless notice of exercise is received by the Company and the shares are paid for in full.  Payment for shares of common stock purchased upon the exercise of an Option may, subject to the terms of the applicable Award Agreement, be made in cash or by check, by execution of a promissory note, by withholding shares that would otherwise be issued upon exercise of the Option ("cashless exercise"), or by delivery of shares of common stock of the Company then owned by the recipient at the time of the exercise of the Option; provided, that the recipient shall have held such shares for a period of six months prior to such exercise.

            Term of Options.  The term of each Option will be of such period as may be determined by the Plan Administrator; provided, that in no event will the term of any Option exceed a period of ten years (or, in the case of an Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company and its subsidiaries, five (5) years).  The Plan Administrator shall determine on the date of grant what conditions shall apply to the exercise of an Option granted under the Stock Plan in the event the recipient shall cease to be employed or retained as a director or consultant by the Company or its subsidiaries for any reason, including by reason of death or disability, or a termination for cause, and such conditions will be described in the applicable Award Agreement.

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Description of Stock Purchase Rights

            Grant of Stock Purchase Rights.  Stock purchase rights to acquire shares of common stock ("Stock Purchase Rights") may be granted alone or in addition to other Awards granted pursuant to the Plan.  Each Award of Stock Purchase Rights will be evidenced by an Award Agreement, which will describe the price to be paid for the rights, if any, and the restrictions applicable to the shares received thereunder.

Effect of Restrictions.  The shares purchased upon exercise of a Stock Purchase Right may be subject to the Company's right to repurchase such shares upon the recipient's termination of service and such other restrictions as may be provided under the applicable Award Agreement.  The purchase price for the shares repurchased by the Company shall be the original price paid by the recipient.  Until all restrictions upon the shares received upon exercise of the recipient's Stock Purchase Rights have lapsed, such shares may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated, nor may they be delivered to the recipient.  The Plan Administrator may accelerate the lapse of all or a portion of the restrictions on an Award of restricted shares at any time.  Upon the lapse of the restrictions on restricted shares, the Plan Administrator shall cause the stock certificate to be delivered to the recipient with respect to such shares, free of all restrictions under the Plan.

Other Provisions of the Stock Plan

            Amendment or Termination of the Plan.  The Board has the power to amend the Stock Plan from time to time in such respects as it deems advisable; provided, that no amendment may be made, unless the same is approved by the stockholders, which would (i) increase the benefits accruing to participants under the Stock Plan; (ii) increase the number of securities which may be issued under the Stock Plan, other than with respect to permitted adjustments for certain dilutive events; or (iii) modify the requirements as to eligibility for participation in the Stock Plan.  In addition, the Stock Plan may be abandoned, suspended or terminated at any time by the Board except with respect to any Awards then outstanding under the Stock Plan.

            Change in Control.  In the event of a Change in Control, all outstanding awards shall be assumed or substituted by a successor entity or its affiliate(s).  In the event the successor entity or its affiliates refuse to assume or substitute all outstanding awards, all unexpired Awards shall become 100% vested and fully and immediately exercisable for a period of 15 days following date of the notice from the Plan Administrator. The Plan Administrator has the authority to accelerate the vesting of all, some or none of the unexpired Options assumed or substituted and cause such Awards to become fully and immediately exercisable immediately prior to the occurrence of events which constitute a Change in Control. If, however, an individual's employment is adversely effected within 6 months of a Change in Control, such individual's Options shall automatically become 100% vested and exercisable as of the individual's employment termination date and shares awarded under the Plan shall no longer be subject to the Company's right to repurchase.  Pursuant to the Stock Plan, a Change in Control is generally deemed to have occurred if (i) the Company is merged, consolidated or reorganized into or with another entity and as a result thereof the Company is not the surviving corporation, unless the Company's stockholders immediately prior to such transaction will immediately after such transaction hold at least a majority of the voting power of the surviving or acquiring entity or (ii) the Company sells all or substantially all of its assets.

            Liquidation or Dissolution.  The Plan Administrator may accelerate the vesting of all, some or none of the unexpired Awards in contemplation of a proposed liquidation or dissolution of the Company and cause such Awards to become fully and immediately exercisable for a period not to end less than 15 days prior to the occurrence of such liquidation or dissolution.  The Plan Administrator may also provide that the Company's right to repurchase shares received in connection with an Award shall lapse and shall not be exercisable.

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            Awards Not Transferable.  An Award granted under the Stock Plan may, by its terms, be non-transferable by the holder thereof and as such may not be sold, assigned, pledged, mortgaged, or otherwise transferred or disposed of other than by will of the laws of descent and distribution.  During the lifetime of the holder of an Award, such Awards are exercisable only by the recipient of the Award.

            Restrictions on Issuance of Shares.  The Company is not obligated to sell or issue any shares of common stock upon the exercise of any Award granted under the Stock Plan unless, among other requirements, the shares with respect to which such Award is being exercised are registered under applicable federal and state securities laws, or the issuance of which is exempt from such registration.  If the shares of common stock to be issued upon the exercise of any Award granted under the Stock Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient, if so requested by the Company, shall furnish to the Company such evidence and representations as may be requested, including an opinion of counsel satisfactory to the Company.  Any shares of common stock issued to an officer or director of the Company pursuant to the Stock Plan shall not be transferred until at least six months have elapsed from the date of grant of such Award to the sale of disposition of the common stock underlying such Award.  The Plan Administrator may impose such other restrictions on the ownership and transfer of shares of common stock issued pursuant to the Stock Plan as it deems appropriate.

Federal Income Tax Consequences

The following summary of federal income tax considerations of persons who participate in the Stock Plan is for general information only and is intended to summarize briefly the federal income tax consequences arising from participation in the Stock Plan.  This discussion is based upon present law, which is subject to change, possibly retroactively.  The tax treatment to persons who participate in the Stock Plan may vary depending upon each person's particular situation, and therefore may be subject to special rules not discussed below.  This discussion does not address the effects, if any, under any potentially applicable foreign, state, or local tax laws, or the consequences thereunder, that may result from the acquisition, holding, or disposition of common stock issued under the terms of the Stock Plan.  This summary addresses federal income tax considerations of persons participating in the Stock Plan generally and is not intended to, nor may it, be construed as specific federal income tax advice to any individual person.  EACH PERSON WHO PARTICIPATES IN THE STOCK PLAN SHOULD CONSULT SUCH PERSON'S TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES TO SUCH PERSON OF PARTICIPATION IN THE STOCK PLAN.

The Company shall have the right to collect applicable taxes due in connection with any Award by deducting such amount from any payment to an employee or by withholding, at the time of delivery or vesting, an appropriate number of shares of common stock for payment of taxes required by law.  If shares of common stock are used to satisfy applicable tax withholding, such shares will be valued based on the fair market value of the shares at the time the tax withholding is required to be made.

Participants Subject to Section 16(b) of the Exchange Act.  The Stock Plan is intended to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") relating to rules for directors, officers and 10% owners of the Company.  Therefore, because the acquisition of the common stock will not be deemed to be a "purchase" for purposes of Section 16(b) of the Exchange Act, a sale of common stock by a Stock Plan participant within six months after the date of exercise of an Option or Stock Purchase Rights (or the date restrictions on a restricted share award lapse) should not necessarily subject the participant to liability under Section 16(b) of the Exchange Act.  However, because the sale of the common stock can still be "matched" with other purchases, if a participant has purchased common stock or obtained a right to acquire common stock which is considered a "purchase" for purposes of Section 16(b) within six months before the date of exercise of an Option or Stock Purchase Rights (or the date restrictions on a restricted share Award lapse) (an "interim purchase"), the participant may have short-swing liability under Section 16(b) if the participant was to sell the common stock within six months after the date of the interim purchase.  The Internal Revenue Service (the "IRS") has not provided guidance regarding the tax consequences of this fact situation.  However, IRS regulations suggest that because an interim purchase would trigger liability upon the sale of the common stock within six months after the interim purchase, the common stock may be treated as subject to a "substantial risk of forfeiture" under Section 83(b) of the Code and not transferable and, therefore, substantially nonvested.  Tax consequences regarding this issue are discussed below.  PARTICIPANTS SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT ARE URGED TO CONSULT THEIR ADVISORS CONCERNING THE APPLICATION OF SECTION 16(b) OF THE EXCHANGE ACT TO TRANSACTIONS UNDER THE STOCK PLAN.

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Nonstatutory Stock Options

Tax Consequences.  Participants will not realize taxable income upon the grant of a Nonstatutory Stock Option.  The federal income tax consequences to a participant of exercising a Nonstatutory Stock Option will vary depending on whether the shares of common stock received upon the exercise of such Option are either "substantially vested" or "substantially non-vested" within the meaning of Section 83 of the Code.  Generally, such shares will be "substantially non-vested" if they are both non-transferable and subject to a substantial risk of forfeiture, and will be "substantially vested" if they are either transferable or not subject to a substantial risk of forfeiture.  A participant generally should not recognize compensation income upon exercising a Nonstatutory Stock Option for shares that are "substantially non-vested" until such shares become "substantially vested."  A participant who wishes to recognize compensation income at the time of the exercise of such an Option (rather than when the shares become "substantially vested") must file an election under section 83(b) of the Code ("Section 83(b) Election").

            83(b) Elections.  A Section 83(b) Election is made by filing a written notice with the IRS office with which the participant files his federal income tax return.  The notice must be filed within 30 days of the participant's receipt of the common stock related to the applicable award and must meet certain technical requirements.

Participants Not Subject to Section 16(b).  Upon the exercise of a Nonstatutory Stock Option, a participant who is not subject to Section 16(b) will receive stock that is substantially vested.  Therefore, the participant will recognize ordinary income (treated as compensation) in an amount equal to the excess of (i) the fair market value of the common stock received upon exercise of the Option, over (ii) the exercise price paid therefor.

Participants Subject to Section 16(b) - If Interim Purchases Cause Common Stock Issued under the Terms of the Stock Plan to be Substantially Non-vested.  If a participant who is subject to Section 16(b) has made an interim purchase of shares of common stock (or obtained a right to acquire common stock which is considered a "purchase" for purposes of Section 16(b)) within six months prior to the exercise of the Nonstatutory Stock Option, such interim purchase may cause the common stock to be substantially non-vested and, as a result, the participant will recognize ordinary income on the Applicable Date (as hereinafter defined) equal to the difference between the fair market value of the common stock on the Applicable Date and the exercise price paid for the shares unless the participant has made a Section 83(b) Election on the date of Exercise.  Alternatively, if the participant makes a Section 83(b) Election, then the participant will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

            As used in this Proxy Statement, "Applicable Date" shall mean the earlier of (i) the date the participant disposes of the common stock issued under the terms of the Plan or (ii) the first date on which the sale of common stock issued under the terms of the Stock Plan will not subject the participant to liability under Section 16(b) of the Exchange Act.

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            Participants Subject to Section 16(b) - If Interim Purchases Do Not Cause Common Stock Issued under the Terms of the Stock Plan to be Substantially Non-vested.  If no interim purchases were made or if it is determined that interim purchases do not cause the common stock to be substantially non-vested, the tax consequences will be the same as if the participant were not subject to Section 16(b).  Therefore, upon the exercise of a Nonstatutory Stock Option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the exercise price.

            Basis.  The participant's basis in common stock acquired upon the exercise of a Nonstatutory Stock Option will be the exercise price plus the amount of ordinary income recognized by the participant with respect to such common stock, assuming the exercise price is paid solely in cash.  The tax basis in the common stock for which the exercise price is paid with shares of common stock (if permitted by the Plan Administrator pursuant to the Award Agreement) is discussed below under the caption "Exercise of Stock Options with Common Stock."

            Company Deduction.  The Company will be entitled to a corresponding deduction equal to the amount recognized as income by a participant at the time such amount is recognized by the participant, provided that the participant's compensation is within statutory limitations.

            Subsequent Sale or Disposition of Common Stock.  Upon the sale or other disposition of common stock acquired upon the exercise of a Nonstatutory Stock Option, a participant will recognize taxable income (or a deductible loss) equal to the difference between the amount realized on the sale or disposition and the participant's basis in the common stock.  The participant's gain or loss will be taxable as a capital gain or deductible as a capital loss provided the shares of common stock constitute a capital asset in the hands of the participant.  The type of capital gain or loss will depend upon the holding period of the common stock (the "Capital Gains Holding Period").  If the common stock is held for less than twelve months, there will be a short-term capital gain or loss on the sale or disposition.  If the common stock is held for twelve months or longer, there will be a long-term capital gain or loss on sale or disposition.

Incentive Stock Options

A participant will not recognize any taxable income upon the grant of an Incentive Stock Option.  A participant also will not recognize any taxable income upon the exercise of an Incentive Stock Option provided that the participant was an employee of the Company (or a subsidiary of the Company) at all times beginning on the date the Option was granted and ending on the date three months before the Option was exercised (or one year in the case of a disabled or deceased employee).

            Alternative Minimum Tax.  The exercise of an Incentive Stock Option will result, however, in an item of income for purposes of determining the alternative minimum tax ("AMT").  Liability for tax under the AMT rules will arise only if the participant's tax liability determined under the AMT rules exceeds the participant's tax liability determined under the ordinary income tax rules.  The exercise of an Incentive Stock Option will give rise to an item of AMT income in an amount equal to the excess of the fair market value of the common stock received on the date the Option is exercised over the exercise price.  Participants who exercise Incentive Stock Options and receive shares of common stock that are subject to a substantial risk of forfeiture within the meaning of section 83(b) of the Code are urged to consult their tax advisor concerning the application of the AMT rules.

            Basis.  The participant's tax basis in the common stock acquired upon the exercise of an Incentive Stock Option for which the exercise price is paid solely in cash will be equal to the amount of the cash paid.  The tax basis in the common stock for which the exercise price is paid in shares of common stock (if permitted by the Plan Administrator pursuant to the terms of the Award Agreement) is discussed below under the caption "Exercise of Stock Options With Common Stock."

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            Subsequent Sale or Disposition after ISO Holding Period.  Upon the disposition of stock acquired upon exercise of an incentive stock option ("ISO Stock") that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option, hereinafter referred to as the "ISO Holding Period"), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the participant's basis in the shares of common stock, provided the shares are held as a capital asset by the participant.  However, if a participant disposes of ISO Stock that has not been held for the ISO Holding Period (a "Disqualifying Disposition"), the participant will recognize ordinary income (treated as compensation) in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm's length Disqualifying Disposition to an unrelated party) over the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO stock on the exercise date.

Company Deduction.  The Company and its subsidiaries will generally not be entitled to any Federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless a participant makes a Disqualifying Disposition of the ISO Stock.  If a participant makes a Disqualifying Disposition, the Company (or a subsidiary of the Company) will then, subject to the discussion below under the section entitled "Tax Code Limitations On Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Disqualifying Dispositions

            Disqualifying Disposition by Participants Not Subject to Section 16(b).  If a participant sells ISO Stock in a Disqualifying Disposition, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price.  If the amount realized by a participant on the sale of the common stock exceeds the fair market value of such shares on the date of exercise, the excess will be taxed to the participant as a short-term or long-term capital gain, provided that the participant held the common stock as a capital asset.

            Disqualifying Disposition by Participants Subject to Section 16(b) - If Interim Purchases Cause Common Stock Issued under the Terms of the Stock Plan to be Substantially Non-vested.  If a participant who is subject to Section 16(b) has made an interim purchase of shares of common stock (or obtained a right to acquire common stock which is considered a "purchase" for purposes of Section 16(b)) within six months prior to the exercise of an Incentive Stock Option (and if such interim purchase causes the common stock to be substantially non-vested as discussed above) and the participant sells the ISO Stock in a Disqualifying Disposition, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the Applicable Date over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price, unless the participant makes a Section 83(b) Election, in which case the tax consequences will be the same as if the participant was not subject to Section 16(b) as described in the immediately preceding paragraph.

            Disqualifying Disposition by Participants Subject to Section 16(b) - If There Are No Interim Purchases or Interim Purchases Do Not Cause Common Stock Issued under the Terms of the Stock Plan to be Substantially Non-vested.  If no interim purchases were made or it is determined that interim purchases do not cause the common stock to be substantially non-vested, the tax consequences will be the same as if the participant was not subject to Section 16(b) as described in the second preceding paragraph.

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            Alternative Minimum Tax.  If a participant exercises an Incentive Stock Option and sells the ISO Stock in a Disqualifying Disposition in the same taxable year, the tax treatment for purposes of ordinary income tax and AMT will be the same (resulting in no additional AMT liability).  Conversely, if the participant sells ISO Stock in a Disqualifying Disposition in a tax year subsequent to the tax year in which the Incentive Stock Option was exercised, the participant will recognize AMT income (as determined above) in the first taxable year, and ordinary taxable income (but not AMT income) in the year in which the disposition was made.

            Exercise Following Participant's Death.  Under certain circumstances, common stock acquired upon exercise of an Incentive Stock Option following the participant's death will receive the tax treatment described herein without regard to the ISO Holding Period requirement.

            Company Deduction.  Upon the occurrence of a Disqualifying Disposition, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant, provided that the participant's compensation is within statutory limitations.

Exercise of Options with Common Stock

Nonqualified Stock Options.  If a participant pays the exercise price of a Nonstatutory Stock Option with shares of common stock (including, shares obtained through the exercise of an Incentive Stock Option and not held for the ISO Holding Period), the participant will not recognize any gain on the shares surrendered.  With respect to the common stock received, that portion of the common stock equal in number to the shares of common stock surrendered will have a basis equal to the basis of the shares surrendered and a holding period that includes the holding period of the shares surrendered.  The excess shares received upon exercise of the Nonstatutory Stock Option will be taxable to the participant as compensation income in an amount equal to the fair market value as of the exercise date.  The participant's basis in such excess shares of common stock will equal the amount of ordinary compensation income recognized by the participant.

Incentive Stock Options.  The tax consequences to a participant from using shares of common stock to pay the exercise price of an Incentive Stock Option will depend on the status of the common stock acquired.  However, all shares acquired through the exercise of an ISO are individually subject to the ISO Holding Period requirements and the Disqualifying Disposition rules, regardless of whether the option is exercised with previously acquired shares of the Company or shares of the Company's stock being offered for purchased under the ISO.  If an ISO is exercised with shares of Company stock and the exercise results in an allocation of different tax bases to the shares received, the participant's Disqualifying Disposition of any of the stock acquired though the exercise of the ISO is treated as a Disqualifying Disposition of the shares with the lowest basis.

If a participant pays the exercise price of an Incentive Stock Option for stock that is substantially vested with previously-owned shares of common stock that are substantially vested, the participant will not recognize any compensation income or gain with respect to the shares surrendered.  With respect to the common stock received, that portion of the common stock equal in number to the shares of common stock surrendered will have a basis equal to the basis of the shares surrendered.  The holding period of the surrendered shares will be carried over to the equivalent number of shares of common stock received.  The participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period for purposes of determining capital gain of such shares will begin on the date of receipt thereof by the participant.  Similarly, it appears that if the participant pays the exercise price for substantially non-vested common stock with previously-owned shares of common stock that is substantially vested, the tax consequences will be the same.

Likewise, if a participant exercises an Incentive Stock Option granted pursuant to the Stock Plan using shares of common stock that were obtained through the exercise of an Incentive Stock Option and that have been held by the employee for the ISO Holding Period for either substantially vested common stock or substantially non-vested common stock, the tax consequences of such payment to the employee will be identical to those discussed in the preceding paragraph.

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            Conversely, if a participant exercises an Incentive Stock Option granted pursuant to the Stock Plan using shares of common stock received upon the prior exercise of an Incentive Stock Option and the participant has not held that common stock surrendered for the ISO Holding Period, the participant will have made a Disqualifying Disposition of the number of shares of common stock surrendered as payment for the exercise price of the Incentive Stock Option.  If the participant receives common stock that is substantially vested, the participant generally will recognize ordinary compensation income with respect to the Disqualifying Disposition upon surrender of the shares received upon the prior exercise of an ISO equal to the excess of the fair market value of the common stock surrendered (determined as of the prior date the Option relating to such common stock was exercised) over the exercise price of the shares surrendered.  It is unclear whether, if the participant receives common stock that is substantially non-vested, the recognition of income will be deferred until the common stock becomes substantially vested. The basis of the shares received in exchange for the surrendered shares of common stock will equal the participant's basis in the shares surrendered, plus the amount of ordinary compensation income recognized by the participant. The participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period for purposes of determining capital gain of such shares will begin on the date of receipt thereof by the participant.

If a participant pays the exercise price of an Incentive Stock Option with shares of common stock received upon exercise of a Non-statutory Stock Option and with respect to which an 83(b) election has not been filed, the participant will recognize compensation income with respect to the shares surrendered in an amount equal to the excess of the amount realized upon such disposition over the amount paid for the surrendered stock.  With respect to the common stock received, that portion of the common stock equal in number to the shares of common stock surrendered will have a basis equal to the basis of the shares surrendered, plus the amount included in taxable income as compensation.  The holding period of the surrendered shares will be carried over to the equivalent number of shares of common stock received.  The participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period for purposes of determining capital gain of such shares will begin on the date of receipt thereof by the participant.

Stock Purchase Rights

Participants will not generally realize taxable income upon the grant of a Stock Purchase Right.  However, if a Stock Purchase Right does not require the participant to pay any consideration for the underlying stock, the participant will be taxed on the fair market value of the shares at the time the Award is granted, unless the underlying shares are both nontransferable and subject to a substantial risk of forfeiture.

The federal income tax consequences to a participant of exercising a Stock Purchase Right will, similar to Nonqualified Stock Options, discussed above, vary depending on whether the shares of common stock received upon the exercise of such Award are either "substantially vested" or "substantially non-vested" within the meaning of Section 83 of the Code.  Generally, such shares will be "substantially non-vested" if they are both non-transferable and subject to a substantial risk of forfeiture, and will be "substantially vested" if they are either transferable or not subject to a substantial risk of forfeiture.  A participant generally should not recognize compensation income upon exercising a Stock Purchase Right for shares that are "substantially non-vested" until such shares become "substantially vested."

A participant who wishes to recognize compensation income at the time of the exercise of such an Award or, where no consideration is required to be paid, at the time of the grant of an Award (rather than when the shares become "substantially vested") must file an election under section 83(b) of the Code ("Section 83(b) Election").

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Participants Not Subject to Section 16(b).  A participant who is not subject to Section 16(b) who receives restricted shares upon exercise of a Stock Purchase Right (or grant of a Stock Purchase Right where no consideration is required) will recognize ordinary income equal to the fair market value of the common stock received on the earlier of:  (i) the date such common stock is transferable or (ii) the time the restrictions lapse, unless the participant makes a Section 83(b) Election to report the fair market value of such common stock received as ordinary income at the time of receipt.

Participants Subject to Section 16(b).  A participant subject to Section 16(b) who receives restricted shares upon exercise of a Stock Purchase Right (or grant of a Stock Purchase Right where no consideration is required) will recognize ordinary income equal to the fair market value of the common stock received at the later of (i) the Applicable Date or (ii) the earlier of:  (a) the date on which such common stock is transferable or (b) the date on which the restrictions lapse, unless the participant makes a Section 83(b) Election to report the fair market value of such common stock received as ordinary income at the time of receipt.

Basis.  The basis of the restricted shares in the hands of the participant will be equal to the fair market value of the restricted shares on the date the participant recognizes ordinary income as described above.

Subsequent Sale or Disposition.  The restrictions placed on restricted shares do not permit sale or disposition until the restrictions lapse.  Upon the sale or disposition of restricted stock after the restrictions lapse, a participant will recognize taxable income or loss equal to the difference between the amount realized by the participant on the disposition of the stock and the participant's basis in the stock.  The gain or loss will be taxable to the participant as a capital gain or deductible by the participant as a capital loss (either short-term or long-term, depending on the holding period of the restricted shares), provided that the participant held the restricted shares as a capital asset.

Dividends.  The Company has not adopted a policy of declaring dividends at this time. However, during the period in which a participant holds restricted shares, prior to the lapse of the restrictions, if dividends are declared but not distributed to the participant until the restrictions lapse, the dividends will be treated for tax purposes by the participant and the Company in the following manner:  (i) if the participant makes a Section 83(b) Election to recognize income at the time of receipt of the restricted stock, the dividends will be taxed as dividend income to the participant when the restrictions lapse and the Company will not be entitled to a deduction and will not be required to withhold income tax, or (ii) if the participant does not make a Section 83(b) Election, the dividends will be taxed as compensation to the participant when the restrictions lapse and will be deductible by the Company and subject to applicable federal income tax withholding at that time.

If, instead, the Company pays the dividends to the participant prior to the lapse of the restrictions and the participant makes a Section 83(b) Election, the dividends will be taxed as dividend income at the time of payment and will not be deductible by the Company.  Conversely, if the participant does not make a Section 83(b) Election, the dividends will be taxable to the participant as compensation at the time of payment and the Company will be entitled to a deduction.

Company Deduction.  The Company may deduct an amount equal to the income recognized by the participant at the time the participant recognizes the income, provided the participant's compensation is within statutory limitations.

Taxation of Deferred Compensation

Notwithstanding the foregoing, a participant who receives an Award that is treated as a deferral of compensation under a "nonqualified deferred compensation plan", as that term is defined under Section 409A(d)(1) of the Code (a "Deferral Award"), will, to the extent such Deferral Award is not subject to a substantial risk of forfeiture and not previously included in gross income, recognize ordinary income in the earliest taxable year in which the Deferral Award fails to comply with the requirements of Section 409A of the Code.  The amount required to be included in the participant's gross income will include the amount treated as deferred under the Deferral Award for such taxable year plus all other amounts treated as deferred under Deferral Awards granted under the Stock Plan in prior taxable years.  Further, the amount required to be included in the participant's gross income under Section 409A will be increased by the sum of (i) the amount of applicable interest imposed under Section 409A on the underpayments that would have occurred had the amounts treated as a deferral of compensation under the Deferral Awards been includible in the participant's gross income for the taxable year in which the Deferral Awards were granted or, if later, the first taxable year in which such Deferral Awards were not subject to a substantial risk of forfeiture (as that term is defined under Section 409A of the Code) and (ii) an amount equal to twenty percent (20%) of all amounts treated as a deferral of compensation under the Stock Plan and required to be included in the participant's gross income pursuant to Section 409A.

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Tax Code Limitations on Deductibility

In order for applicable amounts described above to be deductible by the Company (or a subsidiary of the Company), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.  The ability of the Company (or a subsidiary of the Company) to obtain a deduction for future payments under the Stock Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation.  Finally, the ability of the Company (or a subsidiary of the Company) to obtain a deduction for amounts paid under the Stock Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of the Company to $1,000,000 with respect to any such officer during any taxable year of the Company.

Stock Plan Benefits

            598,312 shares of the 4,000,000 share reserve remain available under the Stock Plan as of April 25, 2006.  Awards granted to Messrs. Fradella, O'Brien and Mars for the past three years are included in the Executive Summary Compensation Table set forth in Section VI of this Proxy Statement.  The remaining Awards, if any, that will be available to eligible participants under the Stock Plan are subject to the discretion of the Plan Administrator and therefore are not determinable at this time.

Vote Required and Recommendation for Increase of Share Reserve under the Stock Plan

            To be approved by the stockholders, the increase to the share reserve under the Stock Plan must receive the approval of stockholders holding at least a majority of the outstanding shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on the Stock Plan.  Because the Stock Plan provides that Awards may be granted to all executive officers and directors of the Company, each of the executive officers and directors of the Company has an interest in, and may benefit from, the increase in the share reserve under the Stock Plan.

            Because abstentions are counted as present and entitled to vote on the amendment to the Stock Plan, they will have the effect of votes AGAINST this proposal. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR the amendment to the Stock Plan.

The Board of Directors recommends that you vote "FOR" increasing the share reserve available under the Home Solutions, Inc. 2001 Stock Plan from 4,000,000 to 6,500,000 shares.

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3.         AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

Subject to stockholder approval, the Board unanimously approved the adoption of an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000.  The Board is recommending stockholder approval of the amendment.

The Company's Restated Certificate of Incorporation currently authorizes the issuance of 51,000,000 shares, of which 50,000,000 are authorized for issuance as common stock and 1,000,000 are authorized for issuance as preferred stock.  As of April 25, 2007, the Company had 36,127,097 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of that date, the Company had approximately (i) 4,844,515 shares of common stock reserved for issuance under its stock option and purchase plans, and (ii) 3,140,388 shares of common stock issuable upon exercise of outstanding warrants.

The increase in the number of outstanding shares of common stock shall be accomplished by amending the first paragraph of Article IV of the Restated Certificate of Incorporation to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, $0.001 par value per share (hereinafter referred to as "common stock") and one million (1,000,000) shares of preferred stock, $0.001 par value per share (hereinafter referred to as "preferred stock").

The Board considers it advisable to have additional authorized but unissued shares of common stock available to (i) allow the Company to act promptly with respect to possible future acquisitions of businesses, property or securities, stock dividends, stock splits, or financings; (ii) sell additional shares, as necessary, to finance operations and growth of the Company; and (iii) further corporate purposes approved by the Board. Having additional authorized shares of common stock available for issuance would give the Company greater flexibility and allow shares of common stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations.  The Company has no specific plans for issuance of additional shares of common stock, other than shares currently reserved under option and purchase plans and for exercise of outstanding warrants, for which it currently has adequate reserves.

Dilutive Effect.  If the amendment to our Restated Certificate of Incorporation is approved by our stockholders, our Board would have the ability to issue the additional shares of our common stock authorized under our Restated Certificate of Incorporation from time to time in connection with public and private offerings, acquisitions, and similar transactions.  To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, any future issuance of our common stock could have a dilutive effect on stockholders' equity and voting rights and could negatively  impact earnings per share.  Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.

No Future Stockholder Approval Necessary.  If the amendment to our Restated Certificate of Incorporation is approved by our stockholders, our Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the regulations of the American Stock Exchange.

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Possible Anti-Takeover Effect.  The proposed increase in our authorized common stock could be construed as having anti-takeover effects. The availability of a significant amount of  authorized but unissued shares of our common stock could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.  Consequently, our Board could use these additional shares of our common stock to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares of our common stock also could be privately placed with purchasers favorable to our Board in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares of our common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board consider the action of such entity or person not to be in the best interest of our stockholders.  However, the proposal to amend our Restated Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of or to acquire the Company.

If our stockholders approve the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000, we will promptly file an appropriate certificate with the Delaware Secretary of State.

Because abstentions are counted as present and entitled to vote on the amendment to our Restated Certificate of Incorporation, they will have the effect of vote AGAINST this proposal.  If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR the amendment to our Restated Certificate of Incorporation.

The Board of Directors recommends a vote FOR the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000.

4.         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            The Audit Committee has recommended that Corbin & Company, LLP ("C&C") continue to serve as Home Solutions' independent public accountants for 2006.  C&C has served as Home Solutions' independent public accountants for each of the last four years.  A representative of C&C is not expected to attend the Annual Meeting.

C&C Fees. The approximate aggregate fees, including out-of-pocket expenses, billed for professional services rendered by C&C during 2005 and 2004 were as follows:

		Audit Related
	Audit Fees(1)	Fees(2)	Tax Fees	All Other Fees(3)

2005	$235,000	$104,000	$25,000	$18,000
2004	$145,000	$12,000	$5,000	$15,000

____________

(1)

For the audit of the Company's consolidated financial statements as of and for the applicable year, and the review of the Company's quarterly reports on Form 10-QSB during the applicable quarters for 2005 and 2004.

(2)

For 2005, amount includes the audit of Florida Environmental Remediation Services, Inc., and procedures performed related to the acquisition of Cornerstone.  For 2004, amount relates to fees charged for discussions with management related to a potential acquisition, which was subsequently abandoned.

(3)	For registration statements on Form S-3 that were filed during 2005 and 2004 and miscellaneous consultation on accounting matters.

            The Board of Directors recommends a vote FOR ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for the year 2006.

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III.  INFORMATION ABOUT THE COMPANY'S BOARD OF DIRECTORS

            Directors are elected at each annual meeting of stockholders, although vacancies resulting from resignation, removal, death, or an increase in the size of the Board between annual meetings may be filled by the remaining members of the Board.  Directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

            The background of each of the five nominees for director is presented under Section II above.  Mr. Fradella was initially appointed to the Board in July 2001, Messrs. Chadwick and Kimbrell were first appointed to the Board during early 2003, and Messrs. Fradella, Chadwick and Kimbrell were each re-elected to one-year terms at the 2005 annual meeting of stockholders.  Mr. McGeeney was appointed to the Board in November 2005 and Mr. McCusker was appointed to the Board in December 2005.  The Board met four times during 2005.  The Board also approved several matters by unanimous written consent during 2005. The Board of Directors does not have a nominating committee, as it is the view of the Board that all independent Board members should be involved in nominating individuals to serve on the Company's Board of Directors.

Audit Committee.  In January 2003, the Board formed an Audit Committee. The Audit Committee oversees Home Solutions's corporate accounting and financial reporting process.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Home Solutions' engagement team as required by law; reviews the financial statements to be included in Home Solutions's annual report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of Home Solutions' quarterly financial statements.  For 2005, Messrs. Chadwick (Chairman) and Kimbrell comprised the Audit Committee until November 2005, at which time Mr. McGeeney joined the Board and was appointed as a member of the Audit Committee.  For 2006, the Audit Committee is comprised of three members, Messrs. McGeeney (Chairman), Chadwick and McCusker.  Each of Messrs. Chadwick, Kimbrell, McGeeney and McCusker are "independent", as independence is currently defined under the American Stock Exchange's listing standards.

            The Audit Committee held four meetings during 2005.  Outside of the formal meetings, Audit Committee members discussed the financial statements of the Company with the Chief Financial Officer at regular intervals, and the Audit Committee approved several matters by unanimous written consent during 2005.  The Board has determined that Mr. Chadwick, Chairman of the 2005 Audit Committee and a member of the 2006 Audit Committee, qualifies as an "audit committee financial expert" under the Sarbanes-Oxley Act of 2002 and applicable SEC and AMEX regulations.

            The Audit Committee adopted a written Audit Committee Charter in 2003, a copy of which was attached as an exhibit to the Company's 2003 proxy statement.

Pre-Approval Polices and Procedures.     The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee's approval of the scope of the engagement of the independent auditors or on a case-by-case basis.  The Audit Committee has authorized its Chairman to pre-approve individual expenditures of audit and non-audit services.  Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit fees and audit-related fees for 2005.

19

Audit Committee Report.  The Company's Audit Committee for fiscal year 2005 has reviewed and discussed the audited financial statements for that year with management.  The Audit Committee discussed with management the matters set forth in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

  methods used to account for significant unusual transactions;
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

            The Audit Committee has received the written disclosures and the letter from Corbin & Company, LLP, the Company's independent accountants, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with C&C the issue of its independence from the Company.  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Michael S. Chadwick, Chairman
Willard W. Kimbrell
Patrick A. McGeeney

Compensation Committee.  Two directors comprise the Compensation Committee:  For 2005, Messrs. Mark S. White (former board member and Chairman of the  Compensation Committee) and Fradella comprised the Compensation Committee, and Mr. Chadwick served as a consultant to the Compensation Committee.   For 2006, Messrs. Chadwick and Kimbrell comprise the Compensation Committee.  While on the Compensation Committee, Mr. Fradella did not participate in any Compensation Committee actions affecting his compensation.  The Compensation Committee held no formal meetings during 2005, but were involved with structuring and recommending executive employment packages to the Board during the year.

Compensation Committee Report on Executive Compensation.  The functions of the Compensation Committee include the review and approval of the compensation levels of members of management, evaluation of the performance of management, consideration of management succession and consider any related matters for the Company.  The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of compensation for the Company's executive officers.

            The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving the Company's business objectives.  These objectives include creating and preserving strong financial performance, increasing the Company's assets, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value, and ensuring the Company's survival.  The Comepnsation Committee measures the accomplishment of these objectives against conditions prevalent in the industry within which the Company operates.  In recent years, these conditions reflect a highly competitive market environment.

20

            The available forms of executive compensation include base salary, cash bonus awards, stock grants and stock options.  Each component is intended to serve the Compensation Committee's philosophy; however, performance of the Company is a key consideration.  The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the Company's long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation.  An additional objective of the Compensation Committee has been to reward executive officers with equity compensation in addition to salary in keeping with its overall compensation philosophy, which attempts to place equity in the hands of its key employees in an effort to further instill stockholder considerations and values in the actions of all the key employees and executive officers.  In 2005, the Committee also reviewed the base salary and bonus recommendation made by the CEO based upon his assessment of the performance of individual executive officers and his assessment of each of the Company's executive officers' past performance and expectations as to future contributions.

In furtherance of the Company's compensation philosophy and goal of employing, retaining and rewarding its executives who have demonstrated a desire and ability to lead the Company in the pursuit of its business objectives, in 2005, the Compensation Committee hired a compensation consultant to advise it concerning the appropriate compensation and perquisites, including long term compensation that should be paid to the CEO. The CEO is also party to an Executive Employment Agreement with the Company, which is discussed in more detail below, which became effective as of December 20, 2004 and renews annually unless either party gives prior notice of such party's intent to terminate the agreement. The employment agreement establishes the framework for the initial base salary payable to the CEO and further provides for additional bonus awards under any bonus programs established by the Company and/or, based upon merit and the Company's performance and provides a range of bonus awards.  The employment agreement also provides for certain additional executive benefits and perquisites to be provided to the CEO.

The employment agreement established the initial salary and bonus payable in 2005 for the CEO.  In establishing the salary and bonus payable to the CEO for 2005, the Compensation Committee considered a number of factors. The general considerations included a review and evaluation of the compensation and salary levels for similar level executives for other comparable companies, the achievement of specified business objectives during the prior fiscal year including progress made by the Company in improving revenues, income and operating cash flows, and progress made by the Company in development and improvements in customer satisfaction. In determining the cash and non-cash bonus awarded to the CEO, the Compensation Committee took into account the performance of the Company's common stock, its increased revenues and earnings, the repositioning of the Company's business and the exceptional performance of the  Company in 2005.

Compensation of Directors.  The Company pays cash fees to its board members in the amount of $1,000 per board meeting and committee meeting attended, and provides transportation, lodging and reimbursement of all reasonable expenses for attending Board meetings.  Committee members receive an annual payment of $2,500 for each committee upon which such member serves.  Also, directors are eligible for  awards under the Company's 2001 Stock Plan and 1998 Stock Option Plan, which are granted to directors from time to time at the discretion of the Board.

Options to purchase 100,000 shares of the Company's common stock were granted to each of Messrs. Chadwick and Kimbrell  upon appointment to the Board in 2003 at exercise prices ranging from $1.65 - $1.75 per share.  Such options vested in one-third increments over a three-year period and are now fully vested, and expire December 13, 2009.  In December 2004, Messrs. Chadwick, Fradella, and Kimbrell were granted stock options to purchase 150,000 shares of common stock at an exercise price of $1.42, which options were fully vested at the time of grant and expire December 2, 2009.

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In April 2006, for service during the period from January 1, 2005 through April 30, 2006, those persons serving as directors during such period received restricted stock purchase rights pursuant to which Messrs. Chadwick, Fradella and Kimbrell acquired 20,000 shares of common stock, Mr. McGeeney acquired 8,750 shares of common stock, and Mr. McCusker acquired 6,250 shares of common stock for an acquisition price of $-0-.  The stock purchase rights were granted under the Company's 2001 Plan and are subject to a lock-up agreement pursuant to which the directors may not sell the shares until after December 31, 2006 with respect to 50% of the shares acquired, and until after December 31, 2007 with respect to the remaining 50% of the shares acquired.

Also for service during the period from January 1, 2005 through April 30, 2006, those persons serving as directors during such period earned a $20,000 cash retainer.

            Qualifications to Serve as Director.  Each candidate for director must possess the following specific minimum qualifications:

  Each candidate must be prepared to represent the best interests of all the Company's stockholders and not just one particular constituency.

  Each candidate must be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

  No candidate may have any material personal, financial or professional interest in any  competitor of the Company.

  Each candidate must be prepared to participate fully in activities of the Board of Directors and attend, and actively participate in, meetings of the Board of Directors and all Committees of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the sole judgment of the Board of Directors, interfere with or limit his or her ability to do so.

  In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:

  Each candidate should contribute to the overall diversity of the Board of Directors - diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.

  Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

  Each candidate should possess professional and personal experiences and expertise relevant to the Company's business.

            Internal Process of Identifying Candidates.  The Board of Directors will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current directors and stockholders. In determining whether to nominate a candidate, the Board of Directors will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the directors or officers of the Company may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Reports from those interviews or from directors with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Board of Directors are then considered in determining whether a candidate will be nominated. The Board of Directors also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

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            Stockholder Communications With the Board of Directors.  Any stockholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to the Secretary of the Company at 1500 Dragon Street, Suite B, Dallas, Texas 75207.  The communication must be clearly addressed to the Company's Board of Directors or to a specific director.

IV.  EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company.  Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Name	Age	Current Positions with the Company
Frank J. Fradella	50	Chief Executive Officer and Chairman of the Board
Rick J. O'Brien	41	President, Chief Operating Officer and Secretary
Jeffrey M. Mattich	45	Senior Vice President and Chief Financial Officer
Dale W. Mars	58

Vice President, and President of Southern Exposure Holdings, Inc., the Company's wholly-owned subsidiary, and each of its two subsidiaries, Southern Exposure Unlimited of Florida, Inc. and S.E. Tops of Florida, Inc.

            Mr. Fradella's background is set forth under Section II above.

Rick J. O'Brien currently serves as the Company's President, Chief Operating Officer and Secretary.  Mr. O'Brien served as the Company's Senior Vice President, Chief Financial Officer and Secretary from December 2003 until December 2005, at which time he was appointed to his current positions.  Mr. O'Brien served as Vice President of the Company from July 31, 2003, the date that the Company acquired Fiber-Seal Systems, L.P. ("Fiber-Seal"), now a wholly owned subsidiary of the Company, until December 2003, at which time he was appointed as Senior Vice President and Chief Financial Officer of the Company.  Mr. O'Brien has served as President of Fiber-Seal since 2002, and had a controlling interest in Fiber-Seal  until its sale to the Company.  From 1995 to 2003, Mr. O'Brien owned and operated Amherst-Merritt International, and oversaw the operations of its two business lines:  a computer accessory manufacturer and an office products distributor.   Mr. O'Brien obtained a Bachelor of Arts degree from Vanderbilt University in 1986, and an MBA from Rice University in 1991.

Jeffrey M. Mattich has served as the Company's Senior Vice President and Chief Financial Officer since his appointment to those positions in January 2006.  From November 2004 to December 2005, Mr. Mattich served as a Vice President for Baker Distributing Company, a wholly-owned subsidiary of Watsco, Inc.  From January 2002 through April 2004, Mr. Mattich served as the Chief Financial Officer and President of Weathertrol, another wholly-owned subsidiary of Watsco, Inc.  Prior to that time, from January 1999 to January 2002, Mr. Mattich was employed by Ernst & Young LLP in the Mergers and Acquisitions Group.  Mr. Mattich received a Bachelor of Arts from Bethany College in 1983 and is a Certified Public Accountant.

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Dale W. Mars currently serves as the Company's Vice President, and the President of Southern Exposure Holdings, Inc., the Company's wholly-owned subsidiary, and each of its two subsidiaries, Southern Exposure Unlimited of Florida, Inc. and S.E. Tops of Florida, Inc. (together, the "Southern Exposure Companies").  Mr. Mars has served in these positions since February 6, 2004, the date that the Company acquired the Southern Exposure Companies from Mr. Mars.  Prior to such acquisition, Mr. Mars owned and operated the Southern Exposure Companies since 1990.  Mr. Mars received a Bachelor of Science in Business Administration degree from Michigan Technological University in 1970.

None of the executive officers have any family relationship with each other or any officer or director of the Company.  None of the executive officers are employed by the company pursuant to any arrangement of understanding between such nominees and any other person, except as an executive officer of the Company acting in such capacity and, with respect to Mr. Fradella, as a member of the Board of Directors acting in such capacity.

V.         SECURITY OWNERSHIP OF THE COMPANY

Management Ownership

            The table below shows the beneficial ownership, as of April 25, 2006, of common stock by each of the directors and the Named Executive Officers (defined below under the heading Summary Compensation Table in Section VI) of Home Solutions and all directors and Named Executive Officers as a group.  In addition to the 36,127,097 shares of common stock outstanding on April 25, 2006, this table also gives effect to shares that may be acquired pursuant to options, warrants or convertible securities within 60 days after such date.  The principal business address of each person in this table is c/o Home Solutions of America, Inc., 1500 Dragon Street, Suite B, Dallas, Texas 75237.

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Frank J. Fradella, Chairman and CEO	2,194,700(1)	5.72%
Rick J. O'Brien, COO, President and Secretary	742,463(2)	2.01%
Jeffrey M. Mattich, CFO and Senior Vice President	41,670 (3)	* %
Dale W. Mars, Vice President	1,403,909(4)	3.70%
Michael S. Chadwick, Director	120,000(5)	* %
Willard W. Kimbrell, Director	122,000(6)	* %
Patrick A. McGeeney, Director	8,750	* %
Charles P. McCusker, Jr., Director	6,250	* %
All directors and executive officers as a group (eight persons)	4,639,742(7)	11.38%

*  Represents percentage ownership of less than one percent (1.0%).

(1)	Includes 2,090,114 shares that Mr. Fradella could acquire through the exercise of certain vested stock options and restricted stock purchase rights.
(2)	Includes 705,963 shares that Mr. O'Brien could acquire through the exercise of certain vested stock options.
(3)	Represents 41,670 shares that Mr. Mattich could acquire through the exercise of certain vested stock options and stock options vesting within 60 days.
(4)	Consists of 1,337,242 shares owned by the Dale W. Mars Trust Dated 7-16-97, and 66,667 shares that Mr. Mars could acquire through the exercise of certain vested stock options.
(5)	Includes 120,000 shares that Mr. Chadwick could acquire through the exercise of certain vested stock options and restricted stock purchase rights.
(6)	Includes 120,000 shares that Mr. Kimbrell could acquire through the exercise of certain vested stock options and restricted stock purchase rights.
(7)

Includes all Named Executive Officers, all directors and Mr. Mattich, the Company's Senior Vice President and Chief Financial Officer, who was not employed by the Company in 2005 and was not a Named Executive Officer.

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Other Security Ownership

            The following table sets forth, as of  April 25, 2006, those stockholders of Home Solutions who, according to these stockholders' Schedule 13D or 13G filings, own beneficially in excess of 5% of Home Solutions' common stock (other than any applicable officers or directors set forth in the table above):

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Anthony Leeber, Jr. Cornerstone Building & Remodeling, Inc. 5642 Enterprise Parkway Ft. Myers, Florida 33905	2,470,588	6.83%

Equity Compensation Plans

The following table provides information regarding securities authorized for issuance under equity compensation plans, as of December 31, 2005, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	4,730,977	$.86	1,886,123

Equity compensation plans
not approved by security
holders	3,140,388	$2.49	--

Total	7,871,365	$1.47	1,886,123

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For a complete description of the equity compensation issued under the Company's equity compensation plans, please refer to Note 9 of the Company's audited consolidated financial statements as of December 31, 2005 included in its annual report on Form 10-KSB for the year ended December 31, 2005.

VI. EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth the cash and non-cash compensation awarded to, earned by paid by Home Solutions to its Chief Executive Officer and certain other most highly paid executive officers for 2005, 2004 and 2003 (excluding executive officers whose salary and bonus did not exceed $100,000) (together, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Number of Securities Underlying Options (#)	All Other Compensation

Frank J. Fradella	2005	$250,000	$690,500	15,000(1)	356,781(2)	$146,781(3)
(Chairman/CEO)	2004	$245,833	$162,500(4)	-	1,400,000(5)	-
	2003	$100,000	$ 6,000	-	-	$63,000(6)

Rick J. O'Brien(7)	2005	$170,833(8)	$275,000	-	205,963(9)	-
(COO/President)	2004	$150,000	-	-	-	-
	2003	$25,000(10)	-	-	500,000(11)	-
				-
Dale W. Mars(12)	2005	$200,000	$100,000	-	-	-
	2004	$200,000	-	-	100,000(13)	-
	2003	-	-	-	-	-

_____________

(1)

Includes restricted stock purchase rights to purchase 15,000 shares of common stock that were granted to Mr. Fradella by the Board of Directors for his services as a director during 2005 under the Company's 2001 Stock Option Plan.  The fair market value of the shares was $103,800 on April 4, 2006, the date of grant, based on the closing price of the Company's common stock on AMEX on such date of $6.92.

(2)

Includes (i) stock options to purchase 165,448 shares of common stock at an exercise price of $2.53 per share, vesting immediately, that were granted to Mr. Fradella on August 30, 2005 under the Company's 1998 Stock Option Plan, and (ii) stock options to purchase 191,333 shares of common stock at an exercise price of $5.50 per share, vesting immediately, that were granted to Mr. Fradella on December 13, 2005 as a result of the Company's performance in 2005 under the Company's 1998 Stock Option Plan..

(3)

Represents (i) $24,000 in cash earned by Mr. Fradella for his services as a director during 2005, (ii) $2,781 in premiums paid by the Company for a key man life insurance policy naming Mr. Fradella as the insured person, of which a designee of Mr. Fradella is a 50% beneficiary, and (iii) $120,000 in lease payments for a Company vehicle which is available to Mr. Fradella for business and personal use.

(4)

Includes (i) a special bonus of $50,000 in cash paid to Mr. Fradella pursuant to Mr. Fradella's Executive Employment Agreement with the Company, and (ii) restricted stock purchase rights to purchase 84,586 shares of restricted common stock that were granted to Mr. Fradella on September 17, 2004 under the Company's 2001 Stock Option Plan, both of which were granted to Mr. Fradella pursuant to his Executive Employment Agreement.  The fair market value of the restricted common stock was $162,500 on September 17, 2004, the date of grant, based on the closing price of the Company's common stock on AMEX on such date of $1.92.

(5)

Includes (i) stock options to purchase 500,000 shares of common stock at an exercise price of $1.80 per share, vesting in equal one-third increments over three years, that were granted to Mr. Fradella on January 27, 2004 under the Company's 1998 Stock Option Plan, (ii) stock options to purchase 750,000 shares of common stock at exercise prices of $1.50, $1.75 and $2.00 per share, originally vesting in equal one-third increments over three years, but which were amended to vest immediately on August 30, 2005, that were granted to Mr. Fradella on December 20, 2004 under the Company's 1998 Stock Option Plan pursuant to the provisions of his Executive Employment Agreement with the Company, and (iii) stock options to purchase 150,000 shares of common stock at an exercise price of $1.42 per share, vesting immediately, that were granted to Mr. Fradella on December 20, 2004 under the Company's 1998 Stock Option Plan in connection with his services as a director in 2004.

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(6)	Consists of (i) $3,000 for an automobile allowance paid to Mr. Fradella, and (ii) $60,000 for consulting fees paid to Mr. Fradella from March 2003 through September 2003, during which period Mr. Fradella was a non-employee consultant to the Company.
(7)	Mr. O'Brien served as our Senior Vice President and Chief Financial Officer from December 2003 through December 2005. He currently serves as our President, COO and Secretary.
(8)	Mr. O'Brien's annual salary was increased from $150,000 to $175,000, effective March 1, 2005.
(9)	Includes (i) stock options to purchase 110,296 shares of common stock at an exercise price of $2.53 per share, vesting immediately, that were granted to Mr. O'Brien on August 30, 2005 under the Company's 1998 Stock Option Plan, and (ii) stock options to purchase 95,667 shares of common stock at an exercise price of $5.50 per share, vesting immediately, that were granted to Mr. O'Brien on December 13, 2005 as a result of the Company's performance in 2005 under the Company's 1998 Stock Option Plan.
(10)	Mr. O'Brien joined the Company in August 2003.
(11)	Includes (i) stock options to purchase 250,000 shares of common stock at an initial exercise price of $2.00 per share, which were repriced in December 13, 2004 to exercise prices of $1.50 for the first one-third of the shares, $1.75 per share for the next one-third of the shares, and $2.00 per share for the remaining shares, initially vesting in equal increments over thirty-six months, which were amended to vest immediately in August 2005, which were granted to Mr. O'Brien on July 31, 2003 under the Company's 2001 Stock Plan, and (ii) stock options to purchase 250,000 shares of common stock at an exercise price of $2.00 per share, initially vesting in equal increments over thirty-six months, which were amended to vest immediately in August 2005, which were granted to Mr. O'Brien on December 2, 2003 under the Company's 1998 Stock Option Plan.
(12)	Mr. Mars joined Home Solutions in February 2004 in connection with the acquisition of the Southern Exposure Companies, and he currently serves as a Vice President of the Company and the President of Southern Exposure Holdings, Inc., the Company's wholly-owned subsidiary, and each of the Southern Exposure Companies.
(13)	Consists of stock options exercisable for 100,000 shares of common stock at an exercise price of $2.00 per share, vesting in accordance with a schedule based on the performance of the Southern Exposure Companies, which were granted to Mr. Mars on February 6, 2004.

Option Grants in 2005

            The following table provides details regarding stock options granted in 2005 to the Named Executive Officers:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price per Share	Expiration Date

Frank J. Fradella (granted 12/13/05) (granted 8/30/05)	191,333(1) 165,448(1)	18% 15%	$5.50 $2.53	12/13/10 8/30/10

Rick J. O'Brien (granted 12/13/05) (granted 8/30/05)	95,667(1) 110,296(1)	9% 10%	$5.50 $2.53	12/13/10 8/30/10

(1)	Vested immediately upon grant.

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Aggregated Option Exercises in 2005 and Year-End Option Values

            The following table details the December 31, 2005 year-end estimated value of unexercised stock options of each of the Named Executive Officers:

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End:		Value of Unexercised In-the- Money Options at Year-End(1):
			Exercisable	Unexercisable	Exercisable	Unexercisable

Frank J. Fradella	250,000	875,000	2,090,114	166,667	$5,337,456(2)	$446,668

Rick J. O'Brien	0	0	705,963	-0-	$1,580,077(3)	-0-

Dale W. Mars	0	0	66,667	33,333	165,334	82,666

_______________

(1)

The estimated value of unexercised in-the-money stock options held at the end of 2005 assumes a per-share fair market value of $4.48 (the closing trading price of the common stock on December 31, 2005).

(2)

The value of Mr. Fradella's stock options was calculated using a  per share exercise price of $1.25 for 500,000 vested stock options, $1.42 for 150,000 vested stock options, $1.50 for 250,000 stock options, $1.75 for 250,000 stock options, $1.80 for 333,333 stock options, $2.00 for 250,000 stock options, $2.53 for 165,448 stock options, and $1.80 for 166,667 unexercisable stock options. Mr. Fradella's remaining exercisable (191,333) stock options were excluded as their exercise prices ($5.50) were not in the money at the end of 2005.

(3)

The value of Mr. O'Brien's stock options was calculated using a per share price of $1.50 for 167,666 of Mr. O'Brien's exercisable stock options, $1.75 for 167,666 stock options, $2.00 for 167,668 stock options, $2.53 for 110,296 stock options, and Mr. O'Brien's remaining exercisable (95,667) options are excluded as their exercise prices ($5.50) were not in the money at the end of 2005.

Employment Agreements and Termination of Employment/Change-in-Control Arrangements

Agreements with Frank J. Fradella.  In connection with his resignation as President/CEO (he remained Chairman of the Board), the Company and Frank J. Fradella entered into a consulting agreement as of March 15, 2003, which replaced his then-existing employment agreement.  The consulting agreement had a term of three years, and provided for a monthly fee of $10,000, $60,000 of which was accrued in 2003 and paid in early 2004.  In connection with the execution of his consulting agreement, the Company fully vested Mr. Fradella's 500,000 stock purchase rights and 250,000 stock options.  From the date of his reappointment as Chief Executive Officer and President in September 2003 through most of 2004, Mr. Fradella served in such positions without an employment agreement, at an annual salary of $200,000. On January 27, 2004, Mr. Fradella was granted 500,000 stock options with an exercise price of $1.80, which vest annually in one-third increments over a three-year period, but would immediately vest if a change of control occurred or the Company's market capitalization was equal to or greater than $40,000,000 for at least 20 consecutive trading days.  In December 2004, Mr. Fradella was granted 150,000 stock options, fully vested, at $1.42 per share, along with each of the other three members of the Board.  In December 2004, Mr. Fradella was granted 750,000 stock options originally vesting in one-third increments over a three-year period, but which were amended to vest immediately on August 30, 2005, and which immediately vest if a 50.1% of the Company's assets or voting control changes hands in a transaction in which the Company's common stock is valued at $2.50 per share or more.  The exercise prices of these 750,000 stock options are as follows:  the first 250,000 of these stock options are exercisable at $1.50 per share, the second 250,000 stock options are exercisable at $1.75, and the remaining 250,000 stock options are exercisable at $2.00 per share.

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            In December 2004, the Company and Mr. Fradella entered into an Executive Employment Agreement (the "Fradella Agreement").  The Fradella Agreement has a three-year term, which is automatically extended each year for another year on the anniversary date of the Fradella Agreement, unless either party gives notice of its or his desire to not extend the Fradella Agreement prior to such anniversary date.  The Fradella Agreement provides for a salary of $250,000 per year, a $3,000,000 key-man life insurance policy (50% of the proceeds from such policy would be paid to Mr. Fradella's beneficiary, and 50% would be paid to the Company as beneficiary), an annual bonus pool in an amount not less than 5% of the Company's EBITDA that Mr. Fradella can disburse among the Company's management team in his discretion, and a company sale bonus that would be paid to Mr. Fradella (ranging from 0%-15% of the purchase premium) based on any premium in excess of the then-current market value of the Company's common stock that would be realized in the event that over 50% of the Company's voting control or assets change hands.  If Mr. Fradella is terminated without Cause, as defined in the Fradella Agreement, (i) Mr. Fradella would receive his salary and benefits for the remainder of the term, (ii) all stock options previously granted to Mr. Fradella would immediately vest, and be amended, if necessary, to include a cashless exercise provision, and (iii) upon Mr. Fradella's request, the Company would be required to register all shares of common stock that were issued or issuable to Mr. Fradella at such time, to the extent such shares were not already registered.  Mr. Fradella is bound by a non-compete agreement for the term of the Fradella Agreement and for so long after its termination that Mr. Fradella receives severance compensation from the Company.  In connection with the execution of the Fradella Agreement, in September 2004, the Company issued 85,000 shares of common stock, valued at $113,000, and paid $50,000 cash to Mr. Fradella, as a special bonus.  Also, in December 2004, the Board amended a stock option agreement (250,000 shares, exercise price of $.65 per share, fully vested, granted in late 2000) with Mr. Fradella, whereby making the stock option agreement assignable, and Mr. Fradella subsequently assigned the stock option agreement to a trust for the benefit of his children.

In 2005, Mr. Fradella was granted (i) stock options to purchase 165,448 shares of common stock at an exercise price of $2.53 per share, vesting immediately, that were granted to Mr. Fradella on August 30, 2005 under the Company's 1998 Stock Option Plan, and  (ii) stock options to purchase 191,333 shares of common stock at an exercise price of $5.50 per share, vesting immediately, that were granted to Mr. Fradella on December 13, 2005 as a result of the Company's performance in 2005 under the Company's 1998 Stock Option Plan.  On April 4, 2006, Mr. Fradella was granted restricted stock purchase rights to purchase 20,000 shares of common stock that were granted to Mr. Fradella by the Board of Directors for his services as a director from January 1, 2005 through April 30, 2006 under the Company's 2001 Stock Option Plan.

Agreements with Rick J. O'Brien.  Upon the acquisition of Fiber-Seal in July 2003, the Company entered into a three-year employment agreement with Rick J. O'Brien (the "O'Brien Agreement"), pursuant to which Mr. O'Brien has served as President of Fiber-Seal and Vice President of Home Solutions.  Under the O'Brien Agreement, if Mr. O'Brien is terminated without Cause (as defined in such agreement), his salary and benefits must be paid for six months following the date of termination, and, in addition, the non-compete provision in the O'Brien's Agreement, which would otherwise be effective until July 31, 2008, would become null and void.  Mr. O'Brien was granted 250,000 stock options on the date of his employment, at an exercise price of $2.00 per share, vesting over a 36-month period.

In December 2003, in connection with Mr. O'Brien's appointment to the positions of Senior Vice President, Chief Financial Officer, and Secretary of the Company, and the amendment of certain of the Fiber-Seal acquisition agreements (including the termination of a repurchase option by the former owner of Fiber-Seal), (i) the Company immediately vested a warrant to purchase 250,000 shares of common stock, held by the entity that had previously owned Fiber-Seal, which is controlled by Mr. O'Brien, (ii) Mr. O'Brien's salary was increased to $150,000 per year, and (iii) Mr. O'Brien was granted an additional 250,000 stock options at $2.00 per share, originally vesting over a 36-month period, but which were amended to vest immediately on August 20, 2005. In December 2004, the two stock option agreements granting an aggregate of 500,000 stock options to Mr. O'Brien were each amended to adjust the exercise price to $1.50 per share for the first 83,000 shares of common stock, $1.75 per share for the second 83,000 shares of common stock, and $2.00 per share for the final 84,000 shares of common stock purchasable under each of these stock options.  Also, both stock options would immediately vest if a change of control of the Company occurred, or if Mr. O'Brien was terminated without Cause, as defined in the O'Brien Agreement.

In 2005, Mr. O'Brien was granted (i) stock options to purchase 110,296 shares of common stock at an exercise price of $2.53 per share, vesting immediately, that were granted to Mr. O'Brien on August 30, 2005 under the Company's 1998 Stock Option Plan, and (ii) stock options to purchase 95,667 shares of common stock at an exercise price of $5.50 per share, vesting immediately, that were granted to Mr. O'Brien on December 13, 2005 as a result of the Company's performance in 2005 under the Company's 1998 Stock Option Plan.

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Agreements with Dale W. Mars.  Upon the acquisition of the Southern Exposure Companies effective December 31, 2003, the Company entered into a three-year employment agreement with Dale W. Mars (the "Mars Agreement"), pursuant to which Mr. Mars has served as President of Southern Exposure Holdings, Inc. and each of the Southern Exposure Companies, as well as Vice President of Home Solutions.  Mr. Mars was granted 100,000 stock options on the date of his employment, at an exercise price of $2.00 per share, vesting in one-third increments based on certain aggregate revenue milestones for the Southern Exposure Companies ($13,000,000 $27,000,000 and $42,000,000 respectively).  Under the Mars Agreement, if Mr. Mars is terminated without Cause (as defined in such agreement), his salary and benefits must be paid for the greater of (i) the remaining term of the Mars Agreement, (ii) one year, or (iii) until a $4,500,000 note owed to Mr. Mars in connection with the acquisition of the Southern Exposure Companies (the "Mars Note") is paid in full (approximately $3,974,000 is owed by the Company under the Mars Note as of December 31, 2004).  In addition, if he is terminated without Cause prior to the Mars Note being repaid in full, or if the Mars Note is not repaid, the non-compete provision in the Mars Agreement, which would otherwise bee effective for five years following his last day of employment with the Company, would become null and void.  Also, Mr. Mars has personally guaranteed a note payable to financial institution, bearing interest at 5.375%, principal and interest payable in monthly installments of $15,000 through January 26, 2006, secured by a first lien position in the assets of SouthernStone Cabinets, Inc. In January 2005, the Southern Exposure Companies entered into a lease with Mr. Mars for a warehouse facility under a non-cancelable lease. The lease is for one year through December 2005 for $10,000 per month.

1998 Stock Option Plan.  Recipients of stock options under the Company's 1998 Stock Option Plan must exercise all vested options within three months from the date of termination of the optionee's employment or cessation of service to the Company (or one year for options granted to outside directors), or such options are forfeited.  Outstanding stock options under the 1998 Stock Option Plan automatically vest in the event of a "change of control" (as defined in the 1998 Stock Option Plan), which includes any person or group acquiring 20% of the outstanding common stock.

            2001 Stock Plan.  Under the Company's 2001 Stock Plan, Optionees have at least 30 days to exercise vested stock options following the cessation of service to the Company, and in the absence of a specified time in the individual option agreement, the period of time for exercising vested stock options will be three months following the optionee's cessation of services to the Company.  The Board may use its discretion in determining whether any outstanding stock options or stock purchase rights will vest on an accelerated basis following a "change of control" (as defined in the 2001 Stock Plan).  If an optionee's employment is terminated or his or her job duties are adversely changed within six months of such a change of control, however, all stock options held by such optionee would immediately vest on the date of termination.

VII.  OTHER MATTERS

Related Party Transactions.  The Company is involved in various related party transactions. These transactions are summarized as follows:

The section immediately set forth above describes certain employment and other agreements the Company has entered into with Frank J. Fradella, Rick J. O'Brien, and Dale W. Mars.

Directors of the Company receive compensation for their services as board members and as committee members as further described under the heading "Compensation of Directors" above.

In October 2002, the Company issued a note payable to an affiliate of Mr. Tyrrell L Garth, a stockholder who then held greater than 5% of the Company's outstanding common stock, for the purchase of the land and building for the Company's corporate headquarters, the unpaid balance of which was $750,000 at December 31, 2004.  The note was secured by a deed of trust and accrued interest at 12% per annum.  Interest expense on the note was $90,000, $90,000 and $90,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The Company paid the note and accrued interest in December 2005 for a total of $757,500.

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In 2005, the Company paid Sander Morris Harris Inc., of which Michael S. Chadwick, one of our directors, is a Senior Vice President, an aggregate of $1,981,437, consisting of $1,867,250 in fees for a series of investment banking services and $114,187 in reimbursed expenses.  Mr. Chadwick personally received no payments from the Company in connection with the services provided by Sanders Morris Harris Inc.

During the fourth quarter of 2005, the Company's management committed to a plan to dispose of certain assets and liabilities of its building and remodeling division.  In March 2006, the Company sold the net assets, consisting of $500,000 cash and a $3,000,000 seller note secured by assets of the buyer, to an affiliate of Anthony Leeber, Jr., a greater than 5% stockholder and the President of Cornerstone Building & Remodeling, Inc., a subsidiary of the Company.

In fiscal year 2005 and continuing through the first quarter of 2006, the Company paid Hallett & Perrin, P.C., its legal counsel, an aggregate of $302,372 in legal fees.  A sibling of Rick O'Brien, who is our President and Chief Operating Officer, is a shareholder of Hallett & Perrin, P.C.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Home Solutions' directors and executive officers, and persons who own more than 10% of a registered class of Home Solutions' equity securities, to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of Home Solutions. Such reporting persons are required to furnish the Company with copies of all Section 16(a) forms they file.

            Based on the Company's review of copies of such reports furnished to us, we believe that, during the 2005 fiscal year, all Section 16(a) filing requirements applicable to Home Solutions' executive officers, directors and greater than 10% beneficial owners were timely met.

Code of Ethics.  In 2004, the Company formally adopted a Code of Ethics for all of the Company's officers, employees, and members of the Board of Directors.

Expenses Relating to this Proxy Solicitation.  Home Solutions will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Home Solutions officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. Home Solutions also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Home Solutions stock and obtaining the proxies of those owners.  Home Solutions may engage the services of a third party proxy solicitor to assist it in soliciting the return of proxies.  If Home Solutions engages a proxy solicitor, it expects to incur commercially reasonable expenses in connection with such solicitation.

Stockholder Proposals for 2006 Annual Meeting.  To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2006 Annual Meeting must be in writing and received by the Company no later than January __, 2007.

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            The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ Rick J. O'Brien

Rick J. O'Brien
President, Chief Operating Officer and Corporate Secretary

May __, 2006

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PROXY
(#shares)

HOME SOLUTIONS OF AMERICA, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Frank J. Fradella and Rick J. O'Brien as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of Home Solutions of America, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's headquarters at 1500 Dragon Street, Suite B, Dallas, Texas, on Friday, June 16, 2006 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

1.         Election of the Board's nominees for Directors.  Nominees:  Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr., and Patrick A. McGeeney.

[ ] FOR all nominees listed above	[ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

____________________________________________________________________________________

2.         Approve an amendment to the Company's 2001 Stock Plan to increase the shares of common stock available for grant under the Plan from 4,000,000 to 6,500,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.         Approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.         Ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2006.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all the above provisions.

<  See reverse side for Signature Line >

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below and mail proxy to:

Home Solutions of America, Inc.

c/o Rick J. O'Brien, President, COO and Secretary

1500 Dragon Street, Suite B

Dallas, Texas 75207

(214) 623-8446

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer and indicate his or her title.  If a partnership, please sign in partnership name by authorized person.

THIS PROXY SHOULD ONLY BE COMPLETED BY STOCKHOLDERS WHOSE SHARES ARE REGISTERED IN THE STOCKHOLDER'S NAME.  DO NOT USE THIS PROXY IF YOUR SHARES ARE HELD IN STREET NAME--YOUR BROKER MUST VOTE ANY SHARES HELD IN STREET NAME (PLEASE CONTACT YOUR BROKER AND URGE YOUR BROKER TO DO SO).

          Type Name
____________________________________________
        Printed Name of Stockholder

____________________________________________
        Signature of Stockholder (or authorized
            representative and title, if applicable)

____________________________________________
        Signature if held jointly

         Dated: ______________________, 2006

[  ]        Please check this box if you are planning to attend the 2006 Annual Meeting of Stockholders in person.